Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2024 relating to the financial statements of Vista Gold Corp. (the “Company”), which appears in the Company’s Form 10-K, as filed with the United States Securities and Exchange Commission on March 14, 2024.

/s/ Davidson & Company LLP

Davidson & Company LLP

Vancouver, Canada

June 12, 2024